SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2004

OCTuS, INC. (Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)

0-21092 (Commission File Number)	33-0013439 (IRS Employer Identification No.)

Ave. Balboa Edificio Los Dlfines Torre 100 Mezanina, Panama City, Panama (Address of principal executive offices)

Registrant's telephone number, including area code: 011(507)265-1555

16117 Martincoit Road, Poway CA 92064-2117 (Former name or former address, if changed since last report)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     John C. Belden and Robert Freeman, both officers and directors of OCTuS, Inc., resigned from the Board and as officers on December 14, 2004. The resignations by Mr. Belden and Mr. Freeman were voluntary and there were no disputes with Management, the Board of Directors or the Auditors. Concurrent with the resignations, Mr. Josie Ben Rubi was appointed as a Director to serve until his successor is elected and qualified. Mr. Ben Rubi was also elected by the Board to the positions of President, CEO, Secretary, Treasurer and CFO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

Dated: December 15, 2004	OCTuS, INC.

/s/ Josie Ben Rubi By: Josie Ben Rubi Its: President, CEO